Exhibit 99.1

 Cantel Medical Reports Financial Results for its First Quarter Fiscal Year 2021
Strong execution in Medical and Dental drives record financial results
•Demand for infection prevention products continues to accelerate
•Strong recurring revenue mix and cost discipline driving increased profitability
•Hu-Friedy synergies well ahead of schedule
•Net sales of $297.0M, up 15.5%
•GAAP diluted EPS of $0.57, up 307.1%
•Non-GAAP diluted EPS of $0.90, up 38.5%
•GAAP net income of $24.5M, up 324.2%
•Non-GAAP net income of $38.5M, up 41.3%

Little Falls, New Jersey- (December 8, 2020) - Cantel Medical Corp. (NYSE: CMD) today announced financial results for its first quarter ended October 31, 2020.

First quarter 2021 net sales were $297.0M, up 15.5% compared to the prior year. Excluding the impact from foreign currency, net sales increased by 14.7%, primarily driven by the impact from acquisitions of 16.5% offset by an organic decline of 1.8%. The decline in organic sales was largely the result from the reduction of elective procedures driven by the worldwide COVID pandemic, which impacted the Company’s entire first quarter.

First quarter 2021 GAAP earnings per diluted share increased 307.1% to $0.57, compared to GAAP earnings per diluted share of $0.14 in the prior year period. GAAP earnings per diluted share was positively impacted by higher volumes, expense discipline and integration expenses in the prior year period.

First quarter 2021 non-GAAP earnings per diluted share increased 38.5% to $0.90, compared to non-GAAP earnings per diluted share of $0.65 in the prior year period. The increase in earnings per share was driven by the acquisition of Hu-Friedy, stronger recurring revenue product mix and operating expense discipline.

George Fotiades, Chief Executive Officer, stated, “We are very encouraged by the strong uptake in our infection prevention consumable products as infection prevention protocols put in place over the past six months become standard practice. The recovery of procedures, along with an increase in Cantel’s share of revenue per procedure, produced enhanced margins that exceeded our expectations. The record profit performance was also the result of our embedded operating discipline across all of our businesses, including exceeding the realization of synergies associated with the Hu-Friedy acquisition.”

The first quarter ended with cash of $258.0M and gross debt of $1,038.4M, while generating EBITDAS of $71.1M and adjusted EBITDAS of $76.3M in the quarter, up 48.6%. The Company continued to build cash within the quarter and utilized its strong cash position to pay down $75.0M of its revolver in September, along with an additional $50.0M following the end of the first quarter in November. The Company has achieved its fiscal year 2021 target of $125.0M in debt reduction and will continue to evaluate opportunities to pay down debt and deleverage on a quarterly basis.

COVID continued to negatively impact elective procedures throughout the first quarter and affected the Company’s Medical and Dental segments, but this impact has been significantly less severe than prior quarters as hospitals and clinics utilize enhanced protocols to keep both staff and patients safe.

First quarter financial results and key updates:
•Dental revenue increased 65.1%, driven by the acquisition of Hu-Friedy. Organic revenue increased 1.8% due to the recovery of elective procedures and heightened demand for infection prevention products, including face masks, face shields, surface disinfectants and wipes

•Medical revenue decreased (2.2)% on an organic basis, driven by a decline in capital equipment and was offset by strong recurring revenue due to a recovery of elective procedures and enhanced demand for infection prevention and control solutions
•Strong acceleration in recurring revenue categories driving positive mix in Medical and Dental
•Disciplined expense management and enhanced controls put into place in fiscal year 2020 continue to drive execution
•Enhanced working capital management driving operating cash flow, which increased 40.9% sequentially to $62.0M, with an ending cash balance of $258.0M

Conference Call Information:
The Company will hold a conference call to discuss the results for its first quarter ended October 31, 2020 on Tuesday, December 8, 2020 at 8:30 a.m. Eastern Time.

To participate in the conference call, dial 1-844-602-0380 (US & Canada) or 1-862-298-0970 (International) approximately 5 to 10 minutes before the beginning of the call. If you are unable to participate, a digital replay of the call will be available from Tuesday, December 8, 2020 through midnight on January 7, 2021 by dialing 1-877-481-4010 (US & Canada) or 1-919-882-2331 (International) and using conference ID #: 38447.

An audio webcast will be available via the Cantel website at www.cantelmedical.com. A replay of the presentation will be archived on the Cantel website for those unable to listen live. In addition, the Company will provide a supplemental presentation to complement the conference call. The presentation can be accessed on Cantel’s website in the Investor Relations section under presentations.

About Cantel Medical:
Cantel Medical is a leading global company dedicated to delivering innovative infection prevention products and services for patients, caregivers, and other healthcare providers which improve outcomes, enhance safety and help save lives. Our products include specialized medical device reprocessing systems for endoscopy and renal dialysis, advanced water purification equipment, sterilants, disinfectants and cleaners, sterility assurance monitoring products for hospitals and dental clinics, disposable infection control products primarily for dental and GI endoscopy markets, instruments and instrument reprocessing workflow systems serving the dental industry, dialysate concentrates, hollow fiber membrane filtration and separation products. Additionally, we provide technical service for our products.

For further information, visit the Cantel website at www.cantelmedical.com.

This press release contains “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995 and other securities laws. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on current expectations, estimates, or forecasts about our businesses, the industries in which we operate, and the current beliefs and assumptions of management; they do not relate strictly to historical or current facts. Without limiting the foregoing, words or phrases such as “expect,” “anticipate,” “goal,” “project,” “intend,” “plan,” “believe,” “seek,” “may,” “could,” “aspire,” and variations of such words and similar expressions generally identify forward-looking statements. In addition, any statements that refer to predictions or projections of our future financial performance, anticipated growth, strategic objectives, performance drivers and trends in our businesses, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned that these forward-looking statements are only predictions about future events, activities or developments and are subject to numerous risks, uncertainties, and assumptions that are difficult to predict, including the impacts of the COVID pandemic on our operations and financial results, general economic conditions, technological and market changes in the medical device industry, our ability to execute on our strategy, risks associated with operating our international business, including limited operating experience and market recognition in new international markets, changes in United States healthcare policy at both the state and federal level, product liability claims resulting from the use of products we sell and distribute, and risks related to our intellectual property and proprietary rights needed to maintain our competitive position. We caution that undue reliance should not be placed on such forward-looking statements, which speak only as of the date made. For a further list and description of these and other important risks and uncertainties that may affect our future operations, see our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Quarterly Reports on Form 10-Q we have filed or will file hereafter. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Contacts:	Matthew Micowski
VP, FP&A and Investor Relations
mmicowski@cantelmedical.com
Phone: (973) 774-7455

CANTEL MEDICAL CORP.
Condensed Consolidated Statements of Income
(Unaudited)

	Three Months Ended
	October 31,
	2020	2019
Net sales	$297,029	$257,246

Cost of sales	149,663	141,377

Gross profit	147,366	115,869

Expenses:
Selling	40,063	38,411
General and administrative	49,378	55,287
Research and development	7,573	7,747
Total operating expenses	97,014	101,445

Income from operations	50,352	14,424

Interest expense, net	16,293	5,719

Income before income taxes	34,059	8,705

Income taxes	9,595	2,938

Net income	$24,464	$5,767

Earnings per common share - basic	$0.58	$0.14
Earnings per common share - diluted	$0.57	$0.14

Dividends declared per common share	$—	$—

Weighted average shares - diluted	42,958,478	42,168,805

(dollar amounts in thousands except share and per share data or as otherwise specified)

CANTEL MEDICAL CORP.
Condensed Consolidated Balance Sheets
(Unaudited)

	October 31, 2020	July 31, 2020
Assets
Cash and cash equivalents	$258,021	$277,871
Accounts receivable, net	158,763	148,419
Inventories, net	163,880	167,960
Prepaid expenses and other current assets	19,429	18,443
Income taxes receivable	27,036	33,933
Property and equipment, net	223,510	225,222
Right-of-use assets, net	47,901	48,684
Intangible assets, net	471,337	480,032
Goodwill	660,421	660,172
Other long-term assets	6,467	6,231
Deferred income taxes	3,738	4,787
Total assets	$2,040,503	$2,071,754

Liabilities and stockholders’ equity
Accounts payable	$46,891	$42,008
Compensation payable	48,468	47,769
Accrued expenses	44,845	41,480
Deferred revenue	28,454	26,223
Current portion of long-term debt	14,750	7,375
Income taxes payable	6,759	4,373
Current portion of lease liabilities	10,044	10,268
Long-term debt	845,142	926,834
Convertible debt	126,617	124,835
Deferred income taxes	49,533	49,533
Long-term lease liabilities	40,296	40,679
Other long-term liabilities	20,323	20,778
Stockholders’ equity	758,381	729,599
Total liabilities and stockholders’ equity	$2,040,503	$2,071,754

(dollar amounts in thousands except share and per share data or as otherwise specified)

CANTEL MEDICAL CORP.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended October 31,
	2020	2019
Cash flows from operating activities
Net income	$24,464	$5,767
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	8,409	6,338
Amortization	8,918	6,029
Stock-based compensation expense	3,422	2,404
Deferred income taxes	441	1,454
Amortization of right-of-use assets	2,982	2,310
Non-cash interest expense	4,445	925
Inventory step-up amortization	—	4,772
Other non-cash items, net	8	(1,061)
Changes in assets and liabilities, net of effects of acquisitions/dispositions:
Accounts receivable	(10,302)	(348)
Inventories	4,214	(6,254)
Prepaid expenses and other assets	(1,206)	1,147
Accounts payable and other liabilities	10,221	(13,664)
Income taxes	9,284	1,450
Operating lease payments	(3,293)	(2,338)
Net cash provided by operating activities	62,007	8,931

Cash flows from investing activities
Capital expenditures	(5,495)	(10,390)
Proceeds from sale of businesses, net of cash retained	348	—
Acquisitions, net of cash acquired	—	(658,932)
Net cash used in investing activities	(5,147)	(669,322)

Cash flows from financing activities
Proceeds from issuance of long-term debt	—	400,000
Repayments of long-term debt	—	(2,375)
Borrowings under revolving credit facility	—	291,400
Repayments under revolving credit facility	(75,000)	(10,900)
Debt issuance costs	—	(9,234)
Finance lease payments	(103)	(127)
Purchases of treasury stock	(1,454)	(3,613)
Net cash (used in) provided by financing activities	(76,557)	665,151

Effect of exchange rate changes on cash and cash equivalents	(153)	(10)

(Decrease) increase in cash and cash equivalents	(19,850)	4,750
Cash and cash equivalents at beginning of period	277,871	44,535
Cash and cash equivalents at end of period	$258,021	$49,285

(dollar amounts in thousands except share and per share data or as otherwise specified)

SUPPLEMENTARY INFORMATION - RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

In evaluating our operating performance, we supplement the reporting of our financial information determined under generally accepted accounting principles in the United States (“GAAP”) with certain non-GAAP financial measures including (i) non-GAAP net income, (ii) non-GAAP earnings per diluted share (“EPS”), (iii) earnings before interest, taxes, depreciation, amortization, loss on disposal of fixed assets, and stock-based compensation expense (“EBITDAS”), (iv) adjusted EBITDAS, (v) net debt and (vi) organic sales. These non-GAAP financial measures are indicators of our performance that are not required by, or presented in accordance with, GAAP. They are presented with the intent of providing greater transparency to financial information used by us in our financial analysis and operational decision-making. We believe that these non-GAAP measures provide meaningful information to assist investors, stockholders and other readers of our consolidated financial statements in making comparisons to our historical operating results and analyzing the underlying performance of our results of operations. These non-GAAP financial measures are not intended to be, and should not be, considered separately from, or as an alternative to, the most directly comparable GAAP financial measures.

To measure earnings performance on a consistent and comparable basis, we exclude certain items that affect comparability of operating results and the trend of earnings. These adjustments are irregular in timing, may not be indicative of our past and future performance and are therefore excluded to allow investors to better understand underlying operating trends. The following are examples of the types of adjustments that are excluded: (i) amortization of purchased intangible assets, (ii) acquisition-related items, (iii) business optimization and restructuring-related charges, (iv) certain significant and discrete tax matters and (v) other significant items management deems irregular or non-operating in nature.

    Amortization expense of purchased intangible assets is a non-cash expense related to intangibles that were primarily the result of business acquisitions. Our history of acquiring businesses has resulted in significant increases in amortization of intangible assets that reduce our net income. The removal of amortization from our overall operating performance helps in assessing our cash generated from operations including our return on invested capital, which we believe is an important analysis for measuring our ability to generate cash and invest in our continued growth.

Acquisition-related items consist of (i) fair value adjustments to contingent consideration and other contingent liabilities resulting from acquisitions, (ii) due diligence, integration, legal fees and other transaction costs associated with our acquisition program and (iii) acquisition accounting charges for the amortization of the initial fair value adjustments of acquired inventory and deferred revenue. The adjustments of contingent consideration and other contingent liabilities are periodic adjustments to record such amounts at fair value at each balance sheet date. Given the subjective nature of the assumptions used in the determination of fair value calculations, fair value adjustments may potentially cause significant earnings volatility that are not representative of our operating results. Similarly, due diligence, integration, legal and other acquisition costs associated with our acquisition program, including accounting charges relating to recording acquired inventory and deferred revenue at fair market value, can be significant and also adversely impact our effective tax rate as certain costs are often not tax-deductible. Since these acquisition-related items are irregular and often mask underlying operating performance, we exclude these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to past operating performance.

Restructuring-related and business optimization items consist of severance-related costs associated with work force reductions and other restructuring-related activities. Such costs include (i) salary continuation, (ii) bonus payments, (iii) outplacement services, (iv) medical-related premium costs and (v) accelerated stock-compensation costs. Since these restructuring-related and business optimization items often mask underlying operating performance, we exclude these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to past operating performance.

Excess tax benefits and expenses resulting from stock compensation are recorded as an adjustment to income tax expense. The magnitude of the impact of excess tax benefits generated in the future, which may be favorable or unfavorable, are dependent upon our future grants of equity awards, our future share price on the date awards vest in relation to the fair value of awards on grant date and the exercise behavior of our stock award holders. Since these tax effects are largely unrelated to our results and unrepresentative of our normal effective tax rate, we excluded their impact on net income and diluted EPS to arrive at our non-GAAP financial measures.

We are required under GAAP to separately account for the liability (debt) and equity (conversion option) components of our convertible debt issued in May 2020. Accordingly, we are required to recognize non-cash interest expense that is associated with the debt discount component recorded in equity. Since the amortization of the debt discount is a non-cash expense, we excluded its impact on net income and diluted EPS to arrive at our non-GAAP financial measures as we believe that the exclusion of the non-cash interest expense provides investors an enhanced view of our operational performance related to cash flow and liquidity.

As a result of terminating our interest rate swaps during fiscal 2020, we recorded a loss in other comprehensive income which is required by GAAP to be amortized through interest expense through the original maturity date of the swaps. Since the amortization of the loss is a non-cash expense, we excluded its impact on net income and diluted EPS to arrive at our non-GAAP financial measures as we believe that the exclusion of the non-cash interest expense provides investors an enhanced view of our operational performance related to cash flow and liquidity.

Three Months Ended October 31, 2020

During the three months ended October 31, 2020, we completed the disposition of a service business in Canada, which resulted in a pre-tax gain of $249 through general and administrative expenses. Since we believe that this gain was not representative of our ordinary course past or future operations, we made an adjustment to our net income and diluted EPS to exclude this gain to arrive at our non-GAAP financial measures.

The reconciliations of net income and diluted EPS to non-GAAP net income and non-GAAP diluted EPS were calculated as follows:

	Three Months Ended October 31,
(Unaudited)	2020		2019
Net income/Diluted EPS, as reported	$24,464	$0.57	$5,767	$0.14
Intangible amortization, net of tax(1)	6,936	0.16	5,021	0.12
Acquisition-related items, net of tax(2)	503	0.01	12,520	0.30
Restructuring-related charges, net of tax(3)	3,775	0.09	3,352	0.08
Non-cash interest, net of tax(4)	1,895	0.04	—	—
Gain on disposition of business, net of tax(1)	(179)	—	—	—
Excess tax effects(5)	1,080	0.03	559	0.01
Non-GAAP net income/Non-GAAP diluted EPS	$38,474	$0.90	$27,219	$0.65
____________________________________________
(1)Amounts were recorded in general and administrative expenses.
(2)For the three months ended October 31, 2020, pre-tax acquisition-related items of $540 were recorded in general and administrative expenses. For the three months ended October 31, 2019, pre-tax acquisition-related items of $4,771 were recorded in cost of sales and $11,806 were recorded in general and administrative expenses.
(3)For the three months ended October 31, 2020, pre-tax restructuring-related items of $1,299 were recorded in cost of sales and $3,682 were recorded in general and administrative expenses. For the three months ended October 31, 2019, pre-tax restructuring-related items of $1,157 were recorded in cost of sales and $4,271 were recorded in general and administrative expenses.
(4)Amounts were recorded in interest expense, net.
(5)Amounts were recorded in income taxes.

Reconciliation of Net Income to EBITDAS and Adjusted EBITDAS

We believe EBITDAS is an important valuation measurement for management and investors given the increasing effect that non-cash charges, such as stock-based compensation, amortization related to acquisitions and depreciation of capital equipment have on net income. In particular, acquisitions have historically resulted in significant increases in amortization of purchased intangible assets that reduce net income. Additionally, we regard EBITDAS as a useful measure of operating performance and cash flow before the effect of interest expense and is a complement to operating income, net income and other GAAP financial performance measures. We define adjusted EBITDAS as EBITDAS excluding the same non-GAAP adjustments to net income discussed above. We use adjusted EBITDAS when evaluating operating performance because we believe the exclusion of such adjustments, of which a significant portion are non-cash items, is necessary to provide the most accurate measure of on-going core operating results and to evaluate comparative results period over period.

(dollar amounts in thousands except share and per share data or as otherwise specified)

The reconciliations of net income to EBITDAS and adjusted EBITDAS were calculated as follows:

	Three Months Ended October 31,
(Unaudited)	2020	2019
Net income, as reported	$24,464	$5,767
Interest expense, net	16,293	5,719
Income taxes	9,595	2,938
Depreciation	8,409	6,338
Amortization	8,918	6,029
Loss on disposal of fixed assets	—	167
Stock-based compensation expense	3,422	2,404
EBITDAS	71,101	29,362
Acquisition-related items(1)	511	16,577
Restructuring-related charges(1)	4,894	5,367
Gain on disposition of business	(249)	—
Adjusted EBITDAS	$76,257	$51,306
________________________________________________
(1)Excludes stock-based compensation expense.

Net Debt

    We define net debt as long-term debt (bank debt excluding unamortized debt issuance costs) plus the convertible debt (excluding unamortized debt issuance costs and unamortized discount), less cash and cash equivalents. We believe that the presentation of net debt provides useful information to investors because we review net debt as part of our management of our overall liquidity, financial flexibility, capital structure and leverage.

(Unaudited)	October 31, 2020	July 31, 2020
Long-term bank debt (excluding debt issuance costs)	$870,375	$945,375
Convertible debt (excluding debt issuance costs and discount)	168,000	168,000
Less cash and cash equivalents	(258,021)	(277,871)
Net debt	$780,354	$835,504

Reconciliation of Net Sales Growth to Organic Sales Growth

    We define organic sales as net sales less (i) the impact of foreign currency translation, (ii) net sales related to acquired businesses during the first twelve months of ownership and (iii) dispositions during the periods being compared. We believe that reporting organic sales provides useful information to investors by helping identify underlying growth trends in our business and facilitating easier comparisons of our revenue performance with prior periods. We exclude the effect of foreign currency translation from organic sales because foreign currency translation is not under management’s control, is subject to volatility and can obscure underlying business trends. We exclude the effect of acquisitions and dispositions because the nature, size, and number of acquisitions and divestitures can vary dramatically from period to period and can obscure underlying business trends and make comparisons of financial performance difficult.

    For the three months ended October 31, 2020, the reconciliation of net sales growth to organic sales growth for total net sales and net sales of our reportable segments were calculated as follows:

(Unaudited)	Net Sales	Medical Net Sales	Life Sciences Net Sales	Dental Net Sales	Dialysis Net Sales
Net sales growth	15.5%	(0.8)%	(7.3)%	65.1%	8.3%
Impact due to foreign currency translation	(0.8)%	(1.4)%	—%	—%	0.0%
Sales related to acquisitions/dispositions	(16.5)%	—%	—%	(63.3)%	—%
Organic sales growth	(1.8)%	(2.2)%	(7.3)%	1.8%	8.3%

(dollar amounts in thousands except share and per share data or as otherwise specified)